UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2025

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Sawyer, Suite 600
Houston, Texas 77007
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.427)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2025, Adrienne Collins provided Silver Star Properties REIT, Inc. (the “Company”) with notice of her intent to resign from her position as Senior Vice President of Administration, Corporate Secretary, General Counsel and Chief Compliance Officer of the Company to return to the private practice of law, effective as of May 23, 2025. Ms. Collins’ resignation is not a result of any disagreement with the Company or its board of directors or any matter relating to the Company’s operations, policies or practices. Ms. Collins has stated and continues to state she supports the Company’s long-term strategic objectives and her departure in no way is indicative of her belief in the Company and its pivot strategy.

Mr. Gerald Haddock, CEO and Executive Chairman, stated, “The Company does not require a full time General Counsel at this time and Ms. Collins may now focus solely on a private type of position like commercial real estate.” The transition by Ms. Collins will be good for her and will provide Silver Star with a contribution to its working capital which we expect to be able to outsource more efficiently from a cost standpoint as Silver Star achieves a further reduction in salaries. Mr. Haddock furthermore said, “Ms. Collins has been valuable in engineering the pivot to self-storage and the sale and acquisition of properties. We wish her well at her new legal position.”

Silver Star named Chester W. Grudzinski, Jr. as Interim Deputy General Counsel and Compliance Officer on a part-time basis. Mr. Grudzinski currently acts as special counsel for the Company.

Mr. Grudzinski’s practice has spanned over forty years and centers on federal, state and other tax matters relating to businesses and entities. His emphasis has been on partnerships, limited liability companies, S corporations and trusts that have engaged in a broad range of businesses, including investments, real estate, oil and gas and other active businesses. He also represents clients with the formation, operation and liquidation of all types of business entities, including mergers and acquisitions, and with respect to tax controversies for federal, state and local tax matters. He has worked for KPMG and was the chair of the tax section at Kelly, Hart & Hallman, LLP.

Mr. Grudzinski is also a certified public accountant and is an active member with the Partnership Tax Committee of the American Bar Association and the Partnership and Real Estate Tax Committee for the State Bar of Texas, where he previously was chairman. He has published numerous articles and has been a frequent speaker on partnership, real estate and corporate and tax topics. Mr. Grudzinski is a trustee of the Law School Foundation of Texas Tech School of Law.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.
(Registrant)

By: /s/ Adrienne Collins
Name: Adrienne Collins
Title: Senior Vice President, Corporate Secretary, General Counsel and Chief Compliance Officer

Date:  May 2, 2025